UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 12, 2011

Amarantus BioSciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148922	26-0690857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Almanor Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 737-2734

_____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 12, 2011, our board of directors approved an Assignment and Assumption Agreement (the “Lease Assignment”) under which we have agreed with Juvaris BioTherapeutics, Inc. (“Juvaris”) to assume all of Juvaris’ rights, obligation, and interest under a Lease Agreement for premises located at 866 Malcolm Road Suite #100F, Burlingame, California. Pursuant to the Lease Assignment, we have paid Juvaris a fee of $60,000. The Lease Assignment is filed herewith as Exhibit 10.1. Our rights under the Lease Assignment are also governed in part by a Consent to Assignment executed by us, Juvaris, and landlord ARE-819/853 Mitten Road, LLC. Under the Consent to Assignment, we are required, among other things, to furnish the landlord with a letter of credit in the amount of $60,425.54. The Consent to Assignment is filed herewith as Exhibit 10.2.

As amended, the Lease Agreement being assumed provides for the lease of 11,242 square feet of space located at 866 Malcolm Road Suite #100F in Burlingame California at a rate of $2.92 per square foot through February 29, 2012. The Lease Agreement, with its current Amendment, is filed herewith as Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Assignment and Assumption Agreement
10.2	Consent to Assignment
10.3	Lease Agreement, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2011	Amarantus BioSciences, Inc.

By: /s/ Martin D. Cleary
Martin D. Cleary
Chief Executive Officer

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